UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

Commission File Number: 001-37544

Armata Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4503 Glencoe Avenue

Marina del Rey, California 90292

(Address of principal executive offices)

(310) 655-2928

(Registrant’s telephone number)

AmpliPhi Biosciences Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure relating to the Registration Rights Agreement set forth in Item 3.02 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 3, 2019, Armata Pharmaceuticals, Inc. (f/k/a AmpliPhi Biosciences Corporation) (“Armata”) entered into an Agreement and Plan of Merger and Reorganization (as amended on March 25, 2019, the “Merger Agreement”) with C3J Therapeutics, Inc., a Washington corporation (“C3J”), a clinical-stage biotechnology company focused on the development and commercialization of novel targeted antimicrobials, and Ceres Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Armata (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Armata’s shareholders and C3J’s shareholders, Merger Sub would be merged with and into C3J (the “Merger”), with C3J surviving the Merger as a wholly-owned subsidiary of Armata. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Concurrently with the execution of the Merger Agreement, certain officers, directors and shareholders of Armata and C3J entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of the shares of Armata for the 180-day period following the effective time of the Merger (the “Effective Time”).

On May 9, 2019, the Merger was completed following a Special Meeting of Armata’s shareholders (as defined and described in Item 5.07 below). Pursuant to Articles of Merger (the “Articles of Merger”), filed by Armata, which became effective at 8:05 a.m. PT on May 9, 2019, C3J was merged with and into Merger Sub. As a result of the Merger, C3J became a wholly-owned subsidiary of Armata. At the Effective Time, each share of C3J common stock outstanding was converted into the right to receive 0.04932975 shares of Armata common stock (after giving effect to the Reverse Split, as defined below, the “Merger Consideration”). Accordingly, Armata issued 5,578,166 shares of common stock as of the Effective Time in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the related instructions related thereto) (the “Securities Act”).

The Merger was treated as a reverse merger under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, C3J is considered to have acquired Armata.

Immediately prior to the consummation of the Merger, Armata filed Articles of Amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation to effectuate a 1-for-14 reverse split of its issued and outstanding shares of common stock (the “Reverse Split”) and to change its name to “Armata Pharmaceuticals, Inc.”

Immediately following the consummation of the Merger, Armata completed the Financing (as defined and described in Item 3.02 below). The disclosures set forth in Item 3.02 below are incorporated herein by reference.

The Armata common stock began trading on the NYSE American (the “NYSE”) under the symbol “ARMP” and with the new CUSIP number 04216R 102 when the NYSE market opened on May 10, 2019.

Following the consummation of the transactions described above, as of the close of business on May 9, 2019, there were 9,960,078 shares of Armata common stock outstanding.

Following the Merger, the headquarters of Armata are located in Marina del Rey (C3J’s former headquarters).

The foregoing description does not constitute a complete summary of the terms of the Amendment or the Articles of Merger, and is qualified in its entirety by reference to the full text of the Amendment and the Articles of Merger, copies of which are filed as Exhibit 3.1 and 3.2 to this report, respectively, and incorporated by reference herein. In addition, the description of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger and Reorganization, included as Exhibit 2.1 to the Current Report on Form 8-K filed by Armata on January 4, 2019.

On May 9, 2019, Armata issued a press release relating to, among other things, certain of the matters set forth in this report. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the consummation of the Merger, shares of Armata common stock were listed on the NYSE under the symbol “APHB.” In connection with the Merger, Armata submitted an initial listing application with NYSE to seek listing of the combined company’s common stock on the NYSE upon the consummation of the Merger, and such request was granted on May 6, 2019, subject to compliance with all applicable listing standards at the time of commencement of trading.

The NYSE’s listing standards require an issuer seeking to qualify for listing to have, among other things, a $3.00 per share minimum bid price. Therefore, Armata completed the Reverse Split, which became effective at 8:00 a.m. PT on May 9, 2019, immediately prior to the consummation of the Merger.

As disclosed in Item 5.07 below, at the Special Meeting, prior to completing the Reverse Split, Armata’s shareholders approved a proposal authorizing Armata’s board of directors to effect a reverse stock split by a ratio in the range between 1-for-3 to 1-for-20, inclusive. The final ratio of 1-for-14 was determined by Armata’s board of directors following the Special Meeting on May 8, 2019.

As a result of the Reverse Split, each fourteen pre-split shares of Armata common stock outstanding were automatically combined into one new share of Armata common stock without any action on the part of the shareholders. The number of outstanding shares of Armata common stock was reduced from approximately 33.5 million to approximately 2.4 million.

Shares of Armata common stock began trading on a split-adjusted basis, symbol “ARMP” and with the new CUSIP number 04216R 102 when the NYSE market opened on May 10, 2019.

The Reverse Split did not change the number of authorized shares of Armata common stock or preferred stock, or the par value of Armata common stock or preferred stock. No fractional shares were issued in connection with the Reverse Split. Shareholders who would have otherwise been entitled to receive a fractional share will instead receive a cash payment based on the closing price of Armata’s common stock on May 8, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

Merger Consideration

The disclosure relating to the Merger Consideration set forth in Item 2.01 above is incorporated herein by reference.

Financing Transaction

As previously disclosed, on February 5, 2019, Armata and C3J entered into a share purchase agreement (the “Share Purchase Agreement”) with certain shareholders of C3J (the “Investors”), pursuant to which Armata agreed to sell, and the Investors agreed to buy, in a private placement, shares of Armata common stock (the “Financing Shares”) immediately following the Effective Time of the Merger, having an aggregate purchase price of  $10.0 million (the “Financing”). An aggregate of 1,991,269 shares of Armata common stock was issued to the Investors in the Financing at a price of approximately $5.02192 per share. The Financing Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and such shares bear appropriate restrictive legends. In addition, the Financing Shares are subject to the provisions of the Lock-Up Agreements.

Immediately following the closing of the Merger and the Financing, the former C3J security holders (including the Investors) own approximately 76% of the aggregate number of shares of Armata common stock (of which approximately 20% is comprised of the shares issued in the Financing to the Investors) and the security holders of Armata as of immediately prior to the Merger own approximately 24% of the aggregate number of shares of Armata common stock.

In connection with the Financing, Armata and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”), dated May 9, 2019, pursuant to which Armata will agree to cause the Shares to be registered for resale under the Securities Act.

The foregoing description does not constitute a complete summary of the terms of the Registration Rights Agreement and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures set forth in Items 2.01 and 3.02 above and in Items 5.01, 5.03, and 5.07 below, are incorporated herein by reference.

As of May 9, 2019, Armata adopted a new form of stock certificate representing its common stock on and after the Effective Time to reflect the name change, the Reverse Split, and updated signatories. The form of stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

The disclosure set forth in Item 2.01 above is incorporated herein by reference.

Dismissal of PwC

PricewaterhouseCoopers LLP (“PwC”) was previously engaged as the independent registered public accounting firm for C3J. On January 28, 2019, the Audit Committee of C3J’s board of directors (the “C3J Audit Committee”) dismissed PwC as C3J’s independent registered public accounting firm, effective immediately (the “January Termination”), and engaged Ernst & Young LLP (“EY”) as discussed below to serve in such capacity instead. EY has served as Armata’s independent registered public accounting firm since 2015, and will serve as the independent registered public accounting firm for the combined company following the consummation of the Merger.

In anticipation of the Merger, however, the C3J Audit Committee engaged PwC to audit C3J’s consolidated financial statements for the fiscal year ended December 31, 2017 in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB standards audit”). PwC had previously audited those financial statements in accordance with auditing standards generally accepted in the United States.

On February 18, 2019, the C3J Audit Committee determined to terminate PwC’s engagement with respect to the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements, and PwC was notified of such determination on February 18, 2019 (such termination, the “February Termination”).

PwC’s PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements was in process but not yet complete at the time of the February Termination. Accordingly, PwC did not complete the PCAOB standards audit of C3J’s 2017 consolidated financial statements, and PwC did not issue an audit report under PCAOB standards with respect to those financial statements.

The reports of PwC on C3J’s consolidated financial statements for the years ended December 31, 2017 and 2016 (which were issued under auditing standards generally accepted in the United States but were never filed with the U.S. Securities and Exchange Commission (the “Commission”) because C3J was not subject to such reporting requirements) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act (“Regulation S-K”)) between C3J and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in their reports on C3J’s consolidated financial statements.

During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that PwC reported to C3J and the C3J Audit Committee that it believed a material weakness in internal control over financial reporting existed related to the lack of segregation of duties, particularly as it relates to the processing of journal entries (such matter as reported by PwC to C3J and the C3J Audit Committee being hereinafter referred to as the “Matter”).

Armata has provided PwC with a copy of the disclosures it is making in this report and requested that PwC furnish a letter addressed to the Commission stating whether or not it agrees with the statements made herein. A copy of the letter, dated May 10, 2019, is filed as Exhibit 16.1 to this report.

Engagement of EY

As described above, effective January 29, 2019, C3J retained EY as its registered public accounting firm, and effective February 21, 2019, C3J retained EY to conduct the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements.

During C3J’s two most recent fiscal years and the subsequent interim period preceding the engagement of EY, neither C3J nor anyone on its behalf consulted with EY with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on C3J’s consolidated financial statements, and no written report or oral advice of EY was provided to C3J that was an important factor considered by C3J in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The disclosures contained in Items 2.01, 3.02, 3.03 above, and Item 5.07 below, are incorporated herein by reference.

Immediately upon consummation of the Merger, the C3J shareholders prior to the Merger hold a majority of the voting interest of the combined company. In addition, the seven-member board of directors of the combined company include five of the individuals that served as members of the C3J board of directors immediately prior to the consummation of the Merger, and therefore, such members possess majority control of the board of directors of the combined company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Departure of Certain Directors and Officers

Pursuant to the Merger Agreement, the officers of Armata include: (i) Todd R. Patrick, who served as chief executive officer of C3J before the Effective Time, and became chief executive officer of Armata upon the Effective Time; (ii) Brian Varnum, Ph.D., who served as chief development officer of C3J before the Effective Time, and became the president and chief development officer of Armata upon the Effective Time; (iii) Steve R. Martin, who served as Armata’s chief financial officer prior to the Effective Time, and retained his position as chief financial officer of Armata upon the Effective Time, and (iv) Duane Morris, who served as the vice president, operations of C3J prior to the Effective Time, and became the vice president, operations of Armata upon the Effective Time.

Upon the Effective Time, Paul C. Grint, M.D. resigned from his position as chief executive officer of Armata. In connection with his resignation, Dr. Grint became entitled to receive the severance and change of control payments described in his offer letter agreement with Armata, dated June 1, 2017. For additional information regarding these payments, please refer to “Interests of the AmpliPhi Directors and Executive Officers in the Merger—Directors and Executive Officers Following the Merger” beginning on page 83 of the Definitive Proxy Statement on Schedule 14A, initially filed by Armata with the Commission on April 4, 2019 and as amended and supplemented on April 15, 2019 and May 1, 2019 (the “Proxy Statement”).

While Dr. Grint resigned as an officer of Armata, he is continuing as a consultant in a transitional role for a period of six months. As consideration for his consulting services, Armata will grant him, subject to approval by Armata’s board of directors, an option under the 2016 Plan (as defined below) to purchase 1,786 shares of the Company’s common stock at an exercise price equal to the fair market value of the share of the Company’s common stock on the date of grant. Subject to certain terms and conditions, the option will vest at the end of the six-month consulting period and will remain exercisable for a period of one year after the termination of such six-month consulting period.

In addition, each of Louis Drapeau, Dr. Grint, Wendy S. Johnson and Vijay Samant resigned from Armata’s board of directors upon the Effective Time, and the designees of C3J pursuant to the Merger Agreement, Richard Bastiani, Ph.D., Richard Bear, H. Stewart Parker, Todd R. Patrick and Joseph M. Patti, Ph.D. were appointed to fill the vacancies created by the resignations of the former Armata directors listed above.

Jeremy Curnock Cook and Michael S. Perry, D.V.M, Ph.D. each served as directors of Armata prior to the Merger and continue to serve as directors of Armata following the Merger.

Mr. Patrick is subject to an Employment Agreement, dated October 1, 2018, between Mr. Patrick and C3J Therapeutics, Inc., as amended on January 3, 2019 (the “Employment Agreement”). The Employment Agreement provides for an initial term of three years. Mr. Patrick will be paid an annual base salary as may be established from time to time by the board of directors, and an annual cash bonus, in accordance with a milestone based structure established by the board of directors, enabling him to earn between 50% and 100% of the amount of his base salary as a bonus. He will also be eligible for all fringe benefit plans available to other full-time employees. If Mr. Patrick is terminated without Cause (as defined in the 2016 Plan ) or resigns for Good Reason (as defined in the Employment Agreement), then he will be entitled to a severance payment equal to his base salary plus 50% bonus (the bonus to be paid whether earned or unearned) for the then remaining term of the contract, or through September 30, 2021, such payment to be lengthened to a minimum of one year or twelve (12) months of base salary and bonus, if his termination occurs during any month during the 2021 calendar year. The foregoing description does not constitute a complete summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 and Exhibit 10.3 (collectively) to this report and incorporated by reference herein.

Other than as set forth above, there is no arrangement or understanding between any of Mr. Patrick, Dr. Varnum, Mr. Martin, or Mr. Morris and any other person pursuant to which he was selected as an officer of Armata, and there are no family relationships between any of Mr. Patrick, Dr. Varnum, Mr. Martin, or Mr. Morris and any of Armata’s directors or executive officers. There are no transactions to which Armata is a party and in which any of Mr. Patrick, Dr. Varnum, Mr. Martin, or Mr. Morris has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with their appointment, each director will receive a standard director appointment letter (the “Director Letter”), setting forth, among other things, such director’s duties as a member of the board of directors of Armata and compensation arrangements. A form of Director Letter is attached hereto as Exhibit 10.4 and is incorporated herein by reference. In addition, Armata intends to enter into an indemnity agreement with each director and executive officer, a form of which was filed by Armata with the Commission.

Information regarding the new directors and executive officers of Armata was previously disclosed in the Proxy Statement, under the heading “Directors and Officers of AmpliPhi Following the Merger.”

EIP Amendment

The disclosure set forth in Item 5.07 relating to the EIP Amendment (as defined below) is incorporated by reference herein. The EIP Amendment is described in greater detail in the Proxy Statement under the caption “Matters Being Submitted to a Vote of AmpliPhi Shareholders — Proposal No. 4 —Approval of the amendment to the AmpliPhi 2016 Equity Incentive Plan to increase the shares authorized for issuance under the plan by 13,822,963”, which disclosure is incorporated herein by reference. After giving effect to the Reverse Split, the number of shares authorized for issuance under the plan was increased by 987,354. The description of the 2016 Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached as Appendix E thereto and is incorporated therein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Items 2.01, 3.01, and 5.01 above, and Item 5.07 below, are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The disclosures set forth in Items 2.01, 3.01, 3.02, 3.03, 5.01, and 5.03 above are incorporated herein by reference.

On May 8, 2019, a Special Meeting (the “Special Meeting”) of Armata’s common shareholders was held. At the close of business on the record date, Armata had 32,774,690 shares of common stock outstanding (pre-Reverse Split) and entitled to vote. A summary of the matters voted upon by the Armata shareholders is set forth below.

A total of 19,177,595 shares of Armata common stock were present at the meeting in person or by proxy, which represents approximately 58.5% of the shares of Armata common stock outstanding on the record date for the Special Meeting.

The following actions occurred at the Special Meeting:

1.	The Merger was approved;

2.	The Financing was approved;

3.	The Amendment and the Reverse Split were approved;

4.	An amendment to Armata’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the shares authorized for issuance thereunder by 13,822,963 shares (without giving effect to the Reverse Split) (the “EIP Amendment”) was approved; and

5.	Authorization of the adjournment of the Special Meeting, if necessary, in order to solicit additional proxies if there are not sufficient votes to approve Proposal Nos. 1 through 4.

The votes were as follows (which votes are presented on a pre-Reverse Split basis):

Proposal 1 — Merger

18,110,167 shares voted for, 700,640 shares voted against, 376,788 shares abstained from voting, and there were no broker non-votes.

Proposal 2 — Financing

17,551,913 shares voted for, 1,231,225 shares voted against, 394,457 shares abstained from voting, and there were no broker non-votes.

Proposal 3 — Reverse Split

16,663,951 shares voted for, 2,336,145 shares voted against, 177,499 shares abstained from voting, and there were no broker non-votes.

Proposal 4 — EIP Amendment

14,187,863 shares voted for, 4,549,588 shares voted against, 440,144 shares abstained from voting, and there were no broker non-votes.

Proposal 5 — Adjournment

16,032,308 shares voted for, 2,529,322 shares voted against, 615,965 shares abstained from voting, and there were no broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

The financial statements and information required by this Item 9.01(a) will be filed by amendment to this report not later than 71 calendar days after the date on which this report is required to be filed.

(b)       Pro Forma Financial Information

The financial statements and information required by this Item 9.01(b) will be filed by amendment to this report not later than 71 calendar days after the date on which this report is required to be filed.

(d)       Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated as of May 9, 2019.

3.2	Articles of Merger, dated as of May 9, 2019.

4.1	Form of the Armata Pharmaceuticals, Inc. Common Stock Certificate.

10.1	Registration Rights Agreement, dated as of May 9, 2019, by and among Armata Pharmaceuticals, Inc. and the Investors.

10.2	Employment Agreement, dated October 1, 2018, between C3J Therapeutics, Inc. and Todd R. Patrick.

10.3	Amendment to Employment Agreement, dated as of January 16, 2019, between C3J Therapeutics, Inc. and Todd R. Patrick.

10.4	Form of Director Appointment Letter.

16.1	Letter from PricewaterhouseCoopers LLP to the U.S. Securities and Exchange Commission, dated May 10, 2019.

99.1	Press release, dated May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019	Armata Pharmaceuticals, Inc.

	By:	/s/ Todd R. Patrick
	Name:	Todd R. Patrick
	Title:	Chief Executive Officer